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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated March 17, 2005 accompanying the consolidated financial statements and schedule included in the annual report of Health Fitness Corporation and subsidiaries on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Health Fitness Corporation on Forms S-8 relating to the 1995 Employee Stock Purchase Plan (File No. 333-116489, effective June 15, 2004; File No. 333-101049, effective November 6, 2002; File No. 333-67632, effective August 15, 2001; File No. 333-32424, effective March 14, 2000; and File No. 333-00876, effective January 23, 1996) and the 1995 Employee Stock Option Plan, 1992 Nonqualified Employee Stock Option Plan, and 1992 Incentive Employee Stock Option Plan (File No. 333-00874, effective January 23, 1996).

/s/ Grant Thornton LLP
Minneapolis, Minnesota
March 31, 2005